                                                          REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-l
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                        MONY LIFE INSURANCE COMPANY OF
                                    AMERICA
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               -----------------

                                    ARIZONA
                        (STATE OR OTHER JURISDICTION OF
                        INCORPORATION OR ORGANIZATION)

                                     6311
                         (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                  86-0222062
                   (I. R. S. EMPLOYER IDENTIFICATION NUMBER)

                          1290 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10104
                                (212) 554-1234
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRAT'S PRINCIPAL EXECUTIVE OFFICES)

                               -----------------

                                  DODIE KENT
                 VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                     AXA EQUITABLE LIFE INSURANCE COMPANY
                          1290 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10104
                                (212) 554-1234
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

                 PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                          CHRISTOPHER E. PALMER, ESQ.
                              GOODWIN PROCTER LLP
                           901 NEW YORK AVENUE, N.W.
                            WASHINGTON, D.C. 20001

                               -----------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                                                Accelerated filer          [_]

Non-accelerated filer    [X] (Do not check if a smaller reporting company)  Smaller reporting company  [_]

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                        CALCULATION OF REGISTRATION FEE

============================================================================
 Title of
each class
    of                          Proposed        Proposed
securities       Amount          maximum         maximum
   to be          to be       offering price    aggregate        Amount of
registered     registered       per unit      offering price  registration fee
----------------------------------------------------------------------------
Market
  value
  Adjustment
  Interests
  under
  Flexible
  Premium
  Annuity
  Contracts. $112,685,390(2)       (1)              $               $1
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(1)The securities are not issued in predetermined amounts or units.
(2)Of the $140,000,000 of units of interest under annuity contracts registered under the Registration Statement File No. 333-177419 on Form S-3 on
   October 20, 2011, for which a filing fee of $5,959.20 was paid, $112,685,390
   (for a filing fee of $15,370.92) are being carried forward pursuant to Rule
   415(a)(6).

================================================================================

Guaranteed Interest Account with Market Value Adjustment under Flexible Payment Variable Annuity Contracts

Prospectus dated May 1, 2013

Issued By

MONY Life Insurance Company of America

MONY Life Insurance Company of America (the “Company”) issues the Guaranteed Interest Account with Market Value Adjustment described in this prospectus. The Guaranteed Interest Account with Market Value Adjustment is available only under certain variable annuity contracts that we offer.

This Contract is no longer being sold. This prospectus is used with current contract owners only. We will continue to accept Purchase Payments under existing Contracts. You should note that your contract features and charges, and your investment options, may vary depending on your state and/or the date on which you purchased your Contract. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract.

Among the many terms of the Guaranteed Interest Account with Market Value Adjustment are:

•	Guaranteed interest to be credited for specific periods (referred to as “Accumulation Periods”).

•	Three (3), five (5), seven (7), and ten (10) year Accumulation Periods are available.

•

Interest will be credited for the entire Accumulation Period on a daily basis. Different rates apply to each Accumulation Period and are determined by the Company from time to time at its sole discretion.

•	A market value adjustment may be charged if part or all of the Guaranteed Interest Account with Market Value Adjustment is surrendered or transferred before the end of the Accumulation Period.

•

Potential purchasers should carefully consider the factors described in “Risk Factors” as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein.

These are only some of the terms of the Guaranteed Interest Account with Market Value Adjustment. Please read this prospectus and the prospectus for the variable annuity contract carefully for more complete details of the contract.

The Securities and Exchange Commission has not approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

#482217
GIA w/MVA

MONY Life Insurance Company of America

1290 Avenue of the Americas

New York, New York 10104

1-800-487-6669

I	—	[Placeholder for Module from Controllers]

Table of contents

1. Definitions

Accumulation Period — Currently 3, 5, 7 and 10 years. The Accumulation Period starts on the Business Day and falls on, or next follows the date the Purchase Payment is transferred into the Guaranteed Interest Account with Market Value Adjustment and ends on the monthly Contract Anniversary immediately prior to the last day of that Accumulation Period.

Annuitant — The person upon whose continuation of any life annuity payment depends.

Annuity Starting Date — Attainment of age 95, or at the discretion of the Owner of the Contract, a date that is at least ten years from the Effective Date of the Contract.

Business Day — Our “business day” is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4.00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions.

Cash Value — The Contract’s Fund Value, less (1) minus any applicable Surrender Charge, (2) any outstanding debt, and (3) any applicable market value adjustment.

Code — The Internal Revenue Code of 1986, as amended.

Company — MONY Life Insurance Company of America, the issuer of the Contract.

Contract — Individual Flexible Payment Variable Annuity Contract.

Contract Anniversary — An anniversary of the Effective Date of the Contract.

Contract Year — Any period of twelve (12) months commencing with the Effective Date and each Contract Anniversary hereafter.

Effective Date — The date the contract begins as shown in the Contract.

Fund Value — The aggregate dollar value as of any Business Day of all amounts accumulated under each of the Subaccounts, the Guaranteed Interest Account, and the Loan Account of the Contract.

General Account — The General Account of the Company which consists of all of the Company’s assets other than those assets allocated to the Company’s separate accounts.

Guaranteed Interest Account — An account which is part of the General Account.

Loan — Available under a Contract issued under Section 401(k) of the Code; subject to availability. To be considered a Loan: (1) the term must be no more than five years, (2) repayments must be at least quarterly and substantially level, and (3) the amount is limited to dollar amounts specified by the Code, not to exceed 50% of the Fund Value.

Loan Account — A part of the General Account where Fund Value is held as collateral for a loan. An Owner may transfer Fund Value in the Subaccounts, and/or Guaranteed Interest Account with Market Value Adjustment to the Loan Account.

Market Value Adjustment — An amount added to or deducted from the amount surrendered or transferred from the Guaranteed Interest Account with Market Value Adjustment for contracts issued in certain states.

Monthly Contract Anniversary — The date of each month corresponding to the Effective Date of the Contract. For example, for a Contract with a June 15 Effective Date, the Monthly Contract Anniversary is the 15th of each month. If a Contract’s Effective Date falls on the 29th, 30th or 31st day of a month, the Monthly Contract Anniversary will be the earlier of that day or the last day of the particular month in question.

Owner — The person so designated in the application to whom as all rights, benefits, options, and privileges apply while the Annuitant is living. If a Contract has been absolutely assigned, the assignee becomes the Owner.

Purchase Payment — An amount paid to the Company by the Owner or on the Owner’s behalf as consideration for the benefits provided by the Contract.

Subaccount — A division of MONY America Variable Account A.

Surrender Charge — A deferred sales load, expressed as a percentage of Fund Value surrendered.

Definitions

2. Summary

This summary provides you with a brief overview of the more important aspects of the Contract’s Guaranteed Interest Account with Market Value Adjustment. It is not intended to be complete. More detailed information is contained in this prospectus on the pages following this Summary and in the Contract. This summary and the entire prospectus will describe only the Guaranteed Interest Account with Market Value Adjustment. Other parts of the Contract are described in the Contract and in the prospectus for that Contract. Before allocating your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment, we urge you to read both prospectuses carefully.

Purpose of the Guaranteed Interest Account with Market Value Adjustment

The Guaranteed Interest Account with Market Value Adjustment is designed to provide you with an opportunity to receive a guaranteed fixed rate of interest. You can choose the period of time over which the guaranteed fixed rate of interest will be paid. That period of time is known as the Accumulation Period.

The Guaranteed Interest Account with Market Value Adjustment is also designed to provide you with the opportunity to transfer part or all of the Guaranteed Interest Account with Market Value Adjustment to the Subaccounts available to you under the Contract. It is also designed to provide you with the opportunity to surrender part or all of the Guaranteed Interest Account with Market Value Adjustment before the end of the Accumulation Period. If you ask us to transfer or surrender part or all of the Guaranteed Interest Account, we may apply a market value adjustment (“MVA”). This adjustment may be positive, negative, or zero.

Purchase Payments

The Purchase Payments you make for the Contract are received by the Company. Currently earnings on those Purchase Payments are not subject to taxes imposed by the U.S. Government or any state or local government.

You may allocate all or part of your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment.

The Accumulation Periods

There are 4 different Accumulation Periods currently available: a 3-year Accumulation Period, a 5-year Accumulation Period, a 7-year Accumulation Period, and a 10-year Accumulation Period. You may allocate initial or additional Purchase Payments made under the Contract to one or more Accumulation Periods. You may also ask us to transfer Fund Values from the Subaccounts available under the Contract to one or more of the Accumulation Periods subject to any applicable MVA. There is no minimum amount required for allocation or transfer to an Accumulation Period. (See “Allocations to the Guaranteed Interest Account with Market Value Adjustment.”)

Each Accumulation Period starts on the Business Day that falls on, or next follows, the date on which allocations are made and Purchase Payments are received or Fund Values are transferred. Each Accumulation Period ends on the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period (the “Maturity Date”). This means that the Accumulation Period for a 3, 5, 7 or 10 year Accumulation Period may be up to 31 days shorter than 3, 5, 7 or 10 years, respectively. (See “Specified interest rates and the accumulation periods.”)

Crediting of interest

The Company will credit amounts allocated to an Accumulation Period with interest at an annual rate not less than 3.50%. This interest rate is referred to as the Specified Interest Rate. It will be credited for the duration of the Accumulation Period. Specified Interest Rates for each Accumulation Period are declared periodically at the sole discretion of the Company. (See “Specified interest rates and the accumulation periods.”)

At least 15 days and at most 45 days prior to the Maturity Date of an Accumulation Period, Owners having Fund Values allocated to such Accumulation Periods will be notified of the impending Maturity Date. Owners will then have the option of directing the surrender or transfer (including transfers for the purpose of obtaining a Loan) of the Fund Value within 30 days before the end of the Accumulation Period without application of any MVA.

The Specified Interest Rate will be credited to amounts allocated to an Accumulation Period, so long as such allocations are neither surrendered nor transferred prior to the Maturity Date for the Allocation Period. The Specified Interest Rate is credited daily, providing an annual effective yield. (See “Specified interest rates and the accumulation periods.”)

The Market Value Adjustment

Amounts that are surrendered or transferred (including transfers for the purpose of obtaining a Loan) from an Accumulation Period more than 30 days before the Maturity Date will be subject to an MVA. An MVA will not apply upon annuitization or upon payment of a death benefit. The MVA is determined through the use of a factor, which is known as the MVA Factor. This factor is discussed in detail in the section entitled “The Market Value Adjustment.” The MVA could cause an increase or decrease or no change at all in the amount of the distribution from an Accumulation Period.

Transfers, Surrenders and Loans

When you as Owner request that Contract Fund Value from the Guaranteed Interest Account with Market Value Adjustment be transferred to MONY America Variable Account A, surrendered, loaned to you, or used to pay any charge imposed in accordance with the Contract, you should tell the Company the source by interest rate Accumulation

Summary

Period of amounts you request be transferred, surrendered, loaned, or used to pay charges. We will not process the surrender unless you tell us the source by interest rate Accumulation Period to use. If you do not specify an Accumulation Period, your transaction will be processed using the Accumulation Periods in the order in which money was most recently allocated.

Transfers

Transfers may be made from the Guaranteed Interest Account with Market Value Adjustment at any time, but, if they are made before the end of the 3, 5, 7, or 10 year accumulation period there will be a market value adjustment for contracts issued in most states. If the transfer request is received within 30 days before the end of the Accumulation Period, no market value adjustment will apply. If multiple Accumulation Periods are in effect, your transfer request must specify from which Accumulation Period(s) we are to make the transfer.

Contracts issued in Maryland, Massachusetts, New Jersey, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and Washington with Fund Value must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.

Surrenders

The Owner may elect to make a surrender of all or part of the Contract’s Fund Value provided it is:

•	on or before the annuity payments start, and

•	during the lifetime of the Annuitant.

Any such election shall specify the amount of the surrender. The surrender will be effective on the date a proper written request is received by the Company at its Operations Center.

The amount of the surrender may be equal to the Contract’s Cash Value, which is its Fund Value less:

(1)	any applicable surrender charge, and

(2)	any applicable Market Value Adjustment.

The surrender may also be for a lesser amount (a “partial surrender”). Requested partial surrenders that would leave a Cash Value of less than $1,000 are treated and processed as a full surrender. In such case, the entire Cash Value will be paid to the Owner. For a partial surrender, any surrender charge or any applicable Market Value Adjustment will be in addition to the amount requested by the Owner. A partial surrender may reduce your death benefit proportionately by the same percentage that the surrender (including any surrender charge and any market value adjustment, if applicable) reduced Fund Value.

A surrender will result in the cancellation of units of the particular subaccounts and the withdrawal of amounts credited to the Guaranteed Interest Account with Market Value Adjustment Accumulation Periods as chosen by the Owner. The aggregate value of the surrender will be equal to the dollar amount of the surrender plus, if applicable, any surrender charge and any applicable Market Value Adjustment. For a partial surrender, the Company will cancel units of the particular subaccounts and withdraw amounts from the Guaranteed Interest Account with Market Value Adjustment Accumulation

Period under the allocation specified by the Owner. The unit value will be calculated as of the end of the Business Day the surrender request is received. The Owner can specify partial surrender allocations by either amount or percentage. Allocations by percentage must be in whole percentages (totaling 100%). The minimum percentage of allocation for a partial surrender is 10% of any subaccount or Guaranteed Interest Account with Market Value Adjustment designated by the Owner. The request will not be accepted if:

•	there is insufficient Fund Value in the Guaranteed Interest Account with Market Value Adjustment or a subaccount to provide for the requested allocation against it, or

•	the request is incomplete or incorrect.

Any surrender charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each subaccount in the same proportion that each allocation bears to the total amount of the partial surrender. Contracts issued in Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.

The amount of any surrender, death benefit, or transfer payable from MONY America Variable Account A amount will be paid in accordance with the requirements of the 1940 Act. However, the Company may be permitted to postpone such payment under the 1940 Act. Postponement is currently permissible only for any period during which:

(1)	the New York Stock Exchange is closed other than customary weekend and holiday closings, or

(2)	trading on the New York Stock Exchange is restricted as deter- mined by the Securities and Exchange Commission, or

(3)	an emergency exists as a result of which disposal of securities held by the Fund is not reasonably practicable or it is not reason- ably practicable to determine the value of the net assets of the Fund.

Any surrender involving payment from amounts credited to the Guaranteed Interest Account with Market Value Adjustment may be postponed, at the option of the Company, for up to 6 months from the date the request for a surrender is received by the company. Surrenders involving payment from the Guaranteed Interest Account with Market Value Adjustment may in certain circumstances and in certain states also be subject to a Market Value Adjustment, in addition to a surrender charge.

Please note: If mandated under applicable law, we may be required to reject a Purchase Payment. In addition, we may also be required to block an Owner’s account and thereby refuse to honor any request for transfers, partial surrenders, loans or death benefits until instructions are secured from the appropriate regulator. We may also be required to provide additional information about your account to government regulators.

Loans

Qualified Contracts issued under an Internal Revenue Code Section 401(k) plan will have a loan provision (except in the case of Contracts issued in Vermont) under which a loan can be taken using the Contract as collateral for the loan. All of the following conditions apply

Summary

in order for the amount to be considered a loan, rather than a (taxable) partial surrender:

•	The term of the loan must be 5 years or less.

•	Repayments are required at least quarterly and must be substantially level.

•	The loan amount is limited to certain dollar amounts as specified by the IRS.

The Owner (Plan Trustee) must certify that these conditions are satisfied.

In any event, the maximum outstanding loan on a Contract is 50% of the Fund Value in the subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment. Loans are not permitted before the end of the right to return contract period. In requesting a loan, the Owner must specify the subaccounts from which Fund Value equal to the amount of the loan requested will be taken. Loans from the Guaranteed Interest Account with Market Value Adjustment are not taken until Fund Value in the subaccounts is exhausted. If in order to provide the Owner with the amount of the loan requested, and Fund Values must be taken from the Guaranteed Interest Account with Market Value Adjustment, then the Owner must specify the Accumulation Periods from which Fund Values equal to such amount will be taken. If the Owner fails to specify subaccounts and Accumulation Periods, the request for a loan will be returned to the Owner.

Values are transferred to a loan account that earns interest at an annual rate of 3.50%. The annual loan interest rate charged on outstanding loans will be 6% in arrears. Any interest not paid when due will be added to the loan and bear interest at the 6% annual rate.

Loan repayments must be specifically earmarked as loan repayment and will be allocated to the subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment using the most recent payment allocation on record. Otherwise, we will treat the payment as a Net Purchase Payment.

Death Benefit

Upon payment of a death benefit, if there are funds allocated to the Guaranteed Interest Account with Market Value Adjustment at the time of death, any applicable market value adjustment will be waived.

Other provisions of the contract

This summary and this prospectus do not describe the other provisions of the Contract. Please refer to the prospectus for MONY America Variable Account A and to the Contract for the details of these provisions.

Summary

3. Risk factors

Potential purchasers should carefully consider the factors described in this section as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein. Such Risk factors include:

(i)	the risk of losses on real estate and commercial mortgage loans,

(ii)	other risks relating to the Company’s investment portfolio that could affect the profitability of the Company,

(iii)	the risk that interest rate changes could make certain of the Company’s products less profitable to the Company or less attractive to customers,

(iv)	risks with respect to certain sales practice litigation that could result in substantial judgments against the Company,

(v)	the risk of increased surrenders of certain annuities as the Surren- der Charges with respect to such annuities expire that could eliminate sources of revenues (charges under the annuities) and/or exhaust the Company’s liquid assets and force the Company to liquidate other assets, perhaps on unfavorable terms,

(vi)	risks associated with certain economic and market factors,

(vii)	the risk of variations in claims experience that could be different than the assumptions management used in pricing the Compa- ny’s products,

(viii)	risks related to certain insurance regulatory matters — i.e., that certain issues raised during examinations of the Company could have a material impact on the Company,

(ix)	risks of competition,

(x)	risks with respect to claims paying ability ratings and financial strength ratings that could adversely affect the Company’s ability to compete, and

(xi)	risks of potential adoption of new Federal income tax legislation that could adversely affect the Company and its ability to com- pete with non-insurance products and the demand for certain insurance products.

Risk factors

4. Description of the Guaranteed Interest Account with Market Value Adjustment

General

The Guaranteed Interest Account with Market Value Adjustment is an allocation option available under certain variable annuity contracts issued by the Company. Not all of the variable annuity contracts issued by the Company offer the Guaranteed Interest Account with Market Value Adjustment, nor is the Guaranteed Interest Account with Market Value Adjustment available in every state jurisdiction. The variable annuity contract that offers the Guaranteed Interest Account with Market Value Adjustment clearly discloses whether the Guaranteed Interest Account with Market Value Adjustment is available as an allocation choice to the Owner. If the Guaranteed Interest Account with Market Value Adjustment is available under a variable annuity issued by the Company, the prospectus for the variable annuity contract and this prospectus must be read carefully together in the same manner that prospectuses for underlying mutual funds must be read with the prospectus for the contracts.

The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are borne exclusively by the Company. The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are legal obligations of the Company. Fund Values allocated to the Guaranteed Interest Account with Market Value Adjustment are held in the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. The Company has sole investment discretion over the investment of the assets of its General Account. Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, however, will have no claim against any particular assets of the Company.

The Guaranteed Interest Account with Market Value Adjustment provides for a Specified Interest Rate, which is a guaranteed interest rate that will be credited as long as any amount allocated to the Guaranteed Interest Account with Market Value Adjustment is not distributed for any reason prior to the Maturity Date of the particular Accumulation Period chosen by the Owner. Generally, a 3-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over three years, a 5-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over five years, and so on. Because the Maturity Date is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period, the Accumulation Period may be up to 31 days shorter than the 3, 5, 7 or 10 years, respectively.

Although the Specified Interest Rate will continue to be credited as long as Fund Value remains in an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that Accumulation Period, surrenders or transfers (including transfers to the Loan Account as a result of a request by the Owner for a Loan) will be subject to a Market Value Adjustment, as described below. Market Value Adjustments do not apply upon annuitization or upon payment of a death benefit.

Allocations to the Guaranteed Interest Account with Market Value Adjustment

There are three sources from which allocations to the Guaranteed Interest Account with Market Value Adjustment may be made:

(1)	an initial Purchase Payment made under a Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment;

(2)	a subsequent or additional Purchase Payment made under a Contract may be partially or wholly allocated to the Guaranteed Interest Account with Market Value Adjustment; and

(3)	amounts transferred from Subaccounts available under the Con- tract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment.

There is no minimum amount of any allocation of either Purchase Payments or transfers of Fund Value to the Guaranteed Interest Account with Market Value Adjustment. The Contract provides that the prior approval of the Company is required before it will accept a Purchase Payment where, with that Purchase Payment, cumulative Purchase Payments made under the Contract held by the Owner, less the amount of any prior partial surrenders and their Surrender Charges, the MVA, and any debt, exceed $1,500,000. This limit applies to the aggregate of Fund Values in the Guaranteed Interest Account with Market Value Adjustment, the Subaccounts and the Loan Account of the Contract.

Specified interest rates and the accumulation periods

Specified Interest Rates

The Specified Interest Rate, at any given time, is the rate of interest guaranteed by the Company to be credited to allocations made to the Accumulation Period for the Guaranteed Interest Account with Market Value Adjustment chosen by the Owner, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date of the Accumulation Period. Different Specified Interest Rates may be established for the four different Accumulation Periods which are currently available (3, 5, 7 and 10 years).

The Company declares Specified Interest Rates for each of the available Accumulation Periods from time to time. Normally, new Specified Interest Rates will be declared monthly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. The Company observes no specific method in the establishment of the Specified Interest Rates, but generally will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Accumulation Periods then available for the Guaranteed Interest Account with Market Value Adjustment. In addition, the establishment of Specified Interest Rates may be influenced

Description of the Guaranteed Interest Account with Market Value Adjustment by other factors, including competitive considerations, administrative costs and general economic trends. The Company has no way of predicting what Specified Interest Rates may be declared in the future and there is no guarantee that the Specified Interest Rate for any of the Accumulation Periods will exceed the guaranteed minimum effective annual interest rate of 3.50%. Owners bear the risk that the Specified Interest Rate will not exceed the guaranteed minimum rate.

The period of time during which a particular Specified Interest Rate is in effect for new allocations to the then available Accumulation Periods is referred to as the Investment Period. All allocations made to an Accumulation Period during an Investment Period are credited with the Specified Interest Rate in effect. An Investment Period ends only when a new Specified Interest Rate relative to the Accumulation Period in question is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Accumulation Periods during prior Investment Periods. All such prior allocations will be credited with the Specified Interest Rate in effect when the allocation was made for the duration of the Accumulation Period selected.

Information concerning the Specified Interest Rates in effect for the various Accumulation Periods can be obtained by contacting an agent of the Company who is also a registered representative of AXA Advisors, LLC or by calling the following toll free telephone number: (800) 487-6669.

The Specified Interest Rate is credited on a daily basis to allocations made to an Accumulation Period elected by the Owner, resulting in an annual effective yield which is guaranteed by the Company, unless amounts are surrendered, transferred or paid out on death of Annuitant from that Accumulation Period for any reason prior to the Maturity Date for that Accumulation Period. The Specified Interest Rate will be credited for the entire Accumulation Period. If amounts are surrendered or transferred from the Accumulation Period for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to the amount surrendered or transferred.

Accumulation periods

For each Accumulation Period, the Specified Interest Rate in effect at the time of the allocation to that Accumulation Period is guaranteed. An Accumulation Period always ends on a Maturity Date, which is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period. Therefore, the Specified Interest Rate may be credited for up to 31 days less than the full 3, 5, 7 or 10 years.

For example, if the Effective Date of a Contract is August 10, 2000 and an allocation is made to a 10 year Accumulation Period on August 15, 2000 and the funds for a new Purchase Payment are received on that day, the Accumulation Period will begin on August 15, 2000 and end on August 10, 2010, during which period the Specified Interest Rate will be credited.

All Accumulation Periods for the 3, 5, 7, and 10 year Accumulation Periods, respectively, will be determined in a manner consistent with the foregoing example.

End of accumulation periods

At least fifteen days and at most forty-five days prior to the end of an Accumulation Period, the Company will send notice to the Owner of the impending Maturity Date. The notice will include the projected Fund Value held in the Accumulation Period on the Maturity Date and will specify the various options Owners may exercise with respect to the Accumulation Period:

(1)	During the thirty-day period before the Maturity Date, the Owner may wholly or partially surrender the Fund Value held in that Accumulation Period without a Market Value Adjustment; however, Surrender Charges under the Contract, if applicable, will be assessed.

(2)	During the thirty-day period before the Maturity Date, the Owner may wholly or partially transfer the Fund Value held in that Accumulation Period, without a Market Value Adjustment, to any Subaccount then available under the Contract or may elect that the Fund Value held in that Accumulation Period be held for an additional Accumulation Period of the same number of years or for another Accumulation Period of a different number of years which may at the time be available. A confirmation of any such transfer or election will be sent immediately after the transfer or election is processed.

(3)	If the Owner does not make an election within thirty days following the Maturity Date, the entire Fund Value held in the maturing Accumulation Period will be transferred to an Accumulation Period of the same number of years as the Accumulation Period which matured. The start of the new Accumulation Period is the ending date of the previous Accumulation Period. However, if that period would extend beyond the Annuity Starting Date of the Contract or if that period is not then made available by the Company, the Fund Value held in the maturing Accumulation Period will be automatically transferred to the Money Market Subaccount at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

During the thirty-day period following the Maturity Date, and prior to any of the transactions set forth in (1), (2), or (3) above, the Specified Value held in the maturing Accumulation Period will continue to be credited with the Specified Interest Rate in effect before the Maturity Date.

The Market Value Adjustment

General information regarding the MVA

A surrender or transfer (including a transfer to the Loan Account as a result of a request by the Owner for a Loan) from the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that particular Accumulation Period, will be subject to a Market Value Adjustment. A Market Value Adjustment will not apply upon annuitization or upon payment of a death benefit. The Market Value Adjustment is determined by the multiplication of an MVA Factor by the Specified Value, or the portion of the Specified Value being surrendered or transferred (including transfers for the purpose of obtaining a Loan). The Specified Value is the amount of the allocation of Purchase Payments and transfers of Fund Value to an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, plus interest accrued at the Specified Interest Rate minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution. It will not apply to requests for transfer or full or partial surrenders received at our administrative office within 30 days before the end of the applicable Accumulation Period.

Description of the Guaranteed Interest Account with Market Value Adjustment

The Market Value Adjustment is intended to approximate, without duplicating, the experience of the Company when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when Owners request surrenders or transfers (including transfers for the purpose of obtaining a Loan). When liquidating assets, the Company may realize either a gain or a loss.

If prevailing interest rates are higher at the time of a surrender or transfer (including transfers for the purpose of obtaining a Loan) than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a loss when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

Generally, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a gain when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the MVA under such circumstances will generally increase the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

The Company measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the MVA Factor. The MVA Factor is described more fully below.

The MVA Factor

The formula for determining the MVA Factor is:

[(1+a)/(1+b)]((n-t)/12) -1

Where:

a =	the Specified Interest Rate for the Accumulation Period from which the surrender, transfer or loan is to be taken;

b =	the Specified Interest Rate declared at the time a surrender or transfer is requested for an Accumulation Period equal to the time remaining in the Accumulation Period from which the surrender or transfer (including transfer to the Loan Account as a result of a request by the Owner for a Loan) is requested, plus 0.25%;

n =	the Accumulation Period from which the surrender or transfer occurs in months; and

t =	the number of elapsed months (or portion thereof) in the Accumulation Period from which the surrender or transfer occurs.

If an Accumulation Period equal to the time remaining is not issued by the Company, the rate will be an interpolation between two available Accumulation Periods. If two such Accumulation Periods are not available, we will use the rate for the next closest available Accumulation Period.

If the Company is no longer declaring rates on new payments, we will use Treasury yields adjusted for investment risk as the basis for the Market Value Adjustment.

The MVA Factor shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of

0.25% in the MVA Factor.

The MVA Factor will be multiplied by that portion of the Fund Value being surrendered, transferred, or distributed for any other reason. If the result is greater than 0, a gain will be realized by the Owner; if less than 0, a loss will be realized. If the MVA Factor is exactly 0, no gain or loss will be realized by the Owner.

Contract charges

The Contracts under which the Guaranteed Interest Account with Market Value Adjustment are made available have various fees and charges, some of which may be assessed against allocations made to the Guaranteed Interest Account with Market Value Adjustment.

Surrender Charges, if applicable, will be assessed against full or partial surrenders from the Guaranteed Interest Account with Market Value Adjustment. If any such surrender occurs prior to the Maturity Date for any particular Accumulation Period elected by the Owner, the amount surrendered will be subject to a Market Value Adjustment in addition to Surrender Charges. The variable annuity prospectus fully describes the Surrender Charges. Please refer to the variable annuity prospectus for complete details regarding the Surrender Charges under the Contracts.

Mortality and expense risk charges which may be assessed under Contracts will not be assessed against any allocation to the Guaranteed Interest Account with Market Value Adjustment. Such charges apply only to the Fund Value allocated to the Subaccounts.

Guaranteed Interest Account at annuitization

On the Annuity Starting Date, the Contract’s Cash Value, including the Specified Value of all Accumulation Periods of the Guaranteed Interest Account with Market Value Adjustment, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. Because the Annuity Starting Date will always coincide with or follow the Maturity Date of any Guaranteed Interest Account with Market Value Adjustment, no Market Value Adjustment will apply at annuitization. For more information about annuitization and annuity options, please refer to the prospectus for MONY America Variable Account A and to the Contract.

Description of the Guaranteed Interest Account with Market Value Adjustment

5. Federal tax status

Introduction

The Contract described in this prospectus is designed for use in connection with certain types of Qualified Plans and on a nonqualified basis. The ultimate effect of federal income taxes on

•	the value of the Contract’s Fund Value,

•	annuity payments,

•	death benefit, and

•	economic benefit to the Owner, Annuitant, and the Beneficiary may depend upon

•	the type of retirement plan for which the Contract is purchased, and

•	the tax and employment status of the individual concerned.

The following discussion of the treatment of the Contract and of the Company under the federal income tax laws is general in nature. The discussion is based on the Company’s understanding of current federal income tax laws, and is not intended as tax advice. These federal income tax laws may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a Contract. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options. Any person considering the purchase of a Contract should consult a qualified tax adviser. The Company does not make any guarantee regarding any tax status, federal, state, or local, of any Contract or any transaction involving the Contract.

Taxation of annuities in general

The Contract described in this prospectus is designed for use in connection with certain types of Qualified Plans and on a nonqualified basis. All or a portion of the contributions to such Qualified Plans will be used to make Purchase Payments under the Contract. In general, contributions to Qualified Plans and income earned on contributions to all plans are tax-deferred until distributed to plan participants or their beneficiaries. Such tax deferral of interest earned on contributions is not, however, available for Non-Qualified Contracts if the Owner is other than a natural person unless the Contract is held as an agent for a natural person. Annuity payments made under a Contract are generally taxable to the Annuitant as ordinary income except to the extent of:

•	Participant after-tax contributions (in the case of Qualified Plans), or
•	Owner contributions (in the case of Non-Qualified Contracts).

Owners, Annuitants, and beneficiaries should seek advice from their own tax advisers about the tax consequences of distributions, withdrawals and payments under Non-qualified Contracts and under any Qualified Plan in connection with which the Contract is purchased. For Qualified Contracts, among other things individuals should discuss with their tax advisers are the “required minimum distribution rules” which generally require distributions to be made after age 70 1/2 and after death, including requirements applicable to the calculation of such required distributions from annuity contracts funding Qualified Plans.

Federal tax law imposes requirements for determining the amount includable in gross income with respect to amounts not received as an annuity. Amounts include, but are not limited to, distributions, transfers, including gratuitous transfers, and pledges of the Contract. Amounts from all annuity contracts issued during any calendar year by the same company or an affiliate (other than those under certain qualified retirement plans) in the same year will be treated as distributed from one annuity contract. The Internal Revenue Service is given power to prescribe additional rules to prevent avoidance of this rule through serial purchases of contracts or otherwise. These rules do not apply to Qualified Plans.

The Company will withhold and remit to the U.S. Government and, where applicable to state and local governments, part of the taxable portion of each distribution made under a Contract unless the Owner or Annuitant:

(1)	provides his or her taxpayer identification number to the Company, and

(2)	notifies the Company that he or she chooses not to have amounts withheld.

Distributions of plan benefits from qualified retirement plans, other than traditional individual retirement arrangements (“traditional IRAs”), generally will be subject to mandatory federal income tax withholding unless they are:

(1)	Part of a series of substantially equal periodic payments (at least annually) for

(a)	the participant’s life or life expectancy,

(b)	the joint lives or life expectancies of the participant and his/ her beneficiary,

(c)	or a period certain of not less than 10 years;

(2)	Required minimum distributions; or

(3)	Qualifying hardship distributions.

The withholding can be avoided if the participant’s interest in the plan is directly rolled over by the old plan to another eligible retirement plan, including a traditional IRA. A direct rollover to the new plan can be made only in accordance with the terms of the old plan.

Federal tax status

Under the generation skipping transfer tax, the Company may be liable for payment of this tax under certain circumstances. In the event that the Company determines that such liability exists, an amount necessary to pay the generation skipping transfer tax may be subtracted from the death benefit proceeds.

Retirement plans

Aside from Contracts purchased on a non-qualified basis, the Contract described in this prospectus currently is designed for use with the following types of retirement plans:

(1)	Pension and Profit Sharing Plans established by eligible employ- ers, as permitted by Sections 401(a) and 401(k) of the Code, including those purchasers who would have been covered under the rules governing H.R. 10 (Keogh) Plans;

(2)	Individual Retirement Annuities permitted by Section 408(b) of the Code, including Simplified Employee Pensions established by employers pursuant to Section 408(k);

(3)	Roth IRAs permitted by Section 408A of the Code; and

(4)	Deferred compensation plans provided by certain governmental entities and tax-exempt organizations under Section 457.

The tax rules applicable to participants in such retirement plans vary according to the type of plan and its terms and conditions. Therefore, no attempt is made here to provide more than general information about the use of the Contract with the various types of retirement plans. Participants in such plans as well as Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under these plans are subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. The Company will provide purchasers of Contracts used in connection with Individual Retirement Annuities with such supplementary information as may be required by the Internal Revenue Service or other appropriate agency. Any person contemplating the purchase of a Contract should consult a qualified tax adviser.

Tax treatment of the company

Under existing federal income tax laws, the income of the Guaranteed Interest Account with Market Value Adjustment, to the extent it exceeds amounts applied to increase reserves under the Contract, excess interest credited to the Contract and the Guaranteed Interest Account with Market Value Adjustment’s allocable share of ordinary and necessary business expenses and other business deductions, is taxable to the Company.

Federal tax status

6. Investments

Amounts allocated to the Guaranteed Interest Account with Market Value Adjustment are transferred to the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. This is unlike amounts allocated to the Subaccounts of the Variable Account A, which are not subject to the liabilities arising from the business the Company conducts.

The Company has sole investment discretion over the investment of the assets of the General Account. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody’s Investor Services, Inc., Standard & Poor’s Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Home Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; commercial and agricultural mortgage loans; other debt instruments; commercial paper; cash or cash equivalents.

Variable Annuity Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment will not have a direct or indirect interest in these investments, nor will they have a claim against any particular assets of the Company. The overall investment performance of the General Account will not increase or decrease their claim against the Company.

There is no specific formula for establishing Specified Interest Rates. The Specified Interest Rates declared by the Company for the various Accumulation Periods will not necessarily correspond to the performance of any group of assets of the General Account. We will consider certain factors in determining these rates, such as regulatory and tax environment, sales commissions, administrative expenses borne by us, and competitive factors. The Company’s management will make the final determination of these rates. However, the Specified Interest Rate will never be less than 3.50%.

Investments

7. Contracts and the distribution of the Guaranteed Interest Account with Market

    Value Adjustment

Interests in the Guaranteed Interest Account with Market Value Adjustment are only available through certain Contracts issued by the Company. The appropriate variable annuity prospectus and statement of additional information also contain information regarding the distribution of the Contracts.

The Contracts are distributed by both AXA Advisors, LLC (“AXA Advisors”) and AXA Distributors, LLC (“AXA Distributors”) (together, the “Distributors”). The Distributors serve as principal underwriters of MONY America Variable Account A. The offering of the Contracts is intended to be continuous.

AXA Advisors is an affiliate of the Company, and AXA Distributors is an indirect wholly owned subsidiary of the Company. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Both broker-dealers also act as distributors for the Company’s life and annuity products.

The Contracts are sold by financial professionals of AXA Advisors and its affiliates. The Contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors (“Selling broker-dealers”).

The Company pays compensation to both Distributors based on contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its Contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your Contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the Contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the Contract, see “Summary of the Contract” and “Charges and deductions” earlier in this prospectus.

Compensation paid to the Distributors  The Company pays compensation to the Distributors based on Purchase Payments made on the Contracts sold through the Distributors (“contribution-based compensation”). The contribution-based compensation will generally not exceed 6.50% of total Purchase Payments made under the Contracts, plus, starting in the second Contract Year, up to 0.25% of the cash value of the Contracts (“asset-based compensation”). The Distributors, in turn, may pay a portion of the compensation received from the Company to the Distributors financial professional and/or the Selling broker-dealer making the sale. The compensation paid by the Distributors varies among financial professionals and among Selling broker-dealers. The Distributors also pay a portion of the compensation it receives to its managerial personnel. When a Contract is sold by a Selling broker-dealer, the Selling broker-dealer, not the Distributors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the Contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company’s Contracts and Contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

The Company also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of the Company’s distribution agreements with AXA Distributors.

Differential compensation paid by AXA Advisors.  In an effort to promote the sale of the Company’s products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of the Company’s contract than it pays for the sale of a Contract or other financial product issued by a company other than the Company. This practice is known as providing “differential compensation.” Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company’s Contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company’s Contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as “overrides.” For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company’s Contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend the Company’s Contract over a Contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based

Contracts and the distribution of the Guaranteed Interest Account with Market Value Adjustment on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

Additional payments by AXA Distributors to Selling broker-dealers.  AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company’s products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company’s products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”).

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2012) received additional payments. These additional payments ranged from $         to $        . The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation

Advantage Capital Corporation

A.G. Edwards

American Portfolios Financial Services

Ameriprise Financial Services, Inc.

Associated Securities Corp.

Bank of America

BBVA Compass Investment Solutions, Inc.

CCO Investment Services Corp.

Centaurus Financial, Inc.

Commonwealth Financial Network

CUSO Financial Services, L.P.

Essex National Securities Inc.

Financial Network Investment Corporation

First Allied Securities

First Citizens Investor Services, Inc.

First Tennessee Brokerage, Inc.

FSC Securities Corporation

Geneos Wealth Management, Inc.

H.D. Vest Investment Securities, Inc.

Investment Centers of America/First Dakota Inc.

IFC Holdings Inc. DBA Invest Financial Corporation

Investment Professionals, Inc.

Investors Capital Corporation

J.P. Turner & Company, LLC

James T. Borello & Co.

Janney Montgomery Scott, LLC

Key Investment Services, LLC

Lincoln Financial Advisors Corporation

Lincoln Financial Securities Corporation

LPL Financial Corporation

M&T Securities, Inc.

Merrill Lynch Life Agency Inc.

Morgan Keegan & Co., Inc.

Morgan Stanley Smith Barney – Morgan Stanley & Co., Incorporated

Multi-Financial Securities Corporation

National Planning Corporation

Next Financial Group, Inc.

NFP Securities, Inc.

Plan Member Financial Corporation

PNC Investments

Prime Capital Services

PrimeVest Financial Services, Inc.

Raymond James & Associates Inc

Raymond James Financial Services

RBC Capital Markets Corp.

Robert W Baird & Co.

Royal Alliance Associates Inc.

Sage Point Financial, Inc

Securities America, Inc.

SII Investments, Inc.

Sorrento Pacific Financial, LLC

Stifel, Nicolaus & Co.

Summit Brokerage Services, Inc

Termed/Mutual Service Corporation

Transamerica Financial Advisors, Inc.

U.S. Bancorp Investments, Inc.

UBS Financial Services, Inc.

UVEST Financial Services Group, Inc.

Waterstone Financial Group, Inc.

Wells Fargo Advisors Financial Network LLC

Wells Fargo Advisors

Wells Fargo Advisors, LLC

Wells Fargo Investments, LLC

Contracts and the distribution of the Guaranteed Interest Account with Market Value Adjustment

8. MONY Life Insurance Company of America

The Guaranteed Interest Account with Market Value Adjustment is issued by MONY Life Insurance Company of America (the “Company”). The Company is an Arizona stock life insurance corporation organized in 1969. The Company is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA (“AXA”). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of the Company, and under its other arrangements with the Company and parent, AXA exercises significant influence over the operations and capital structure of the Company and its parent. AXA holds its interest in the Company through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc., AXA Equitable Financial Services, LLC, and MONY Holdings, LLC, and MONY Life Insurance Company, a life insurance company. The Company is obligated to pay all amounts that are promised to be paid under the Contracts. No company other than the Company, however, has any legal responsibility to pay amounts that the Company owes under the Contracts. The Company is obligated to pay all amounts promised under the Guaranteed Interest Account with Market Value Adjustment.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $[        ] billion in assets as of December 31, 2012. The Company is licensed to sell life insurance and annuities in forty-nine states (not including New York), the District of Columbia, and Puerto Rico. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104

MONY Life Insurance Company of America

9. Legal proceedings

MONY Life Insurance Company of America and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to an Owner’s interest in MONY America, nor would any of these proceedings be likely to have a material adverse effect upon MONY America, our ability to meet our obligations under the contracts, or the distribution of the contracts.

Legal proceedings

10. Additional information

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The units of the Guaranteed Interest Account with Market Value Adjustment described in this prospectus fall within the exemption provided under rule 12h-7. The Company relies on the exemption provided under rule 12h-7 and does not file reports under the Exchange Act.

Independent registered public accounting firm

[To be filed by amendment]

Additional information

                                    PART II

ITEM 13.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                  ESTIMATED
     ITEM OF EXPENSE                                               EXPENSE
     ---------------                                              ---------
     Registration fees...........................................  $     1
     Federal taxes...............................................      N/A
     State taxes and fees (based on 50 state average)............      N/A
     Trustees' fees..............................................      N/A
     Transfer agents' fees.......................................      N/A
     Printing and filing fees....................................  $50,000*
     Legal fees..................................................      N/A
     Accounting fees.............................................      N/A
     Audit fees..................................................  $20,000*
     Engineering fees............................................      N/A
     Directors and officers insurance premium paid by Registrant.      N/A
--------
*  Estimated expense.

ITEM 14.INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The By-Laws of MONY Life Insurance Company of America provide, in Article VI as follows:

                                  ARTICLE VI

         INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

   SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees)
actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably

                                      1

entitled to indemnity.

   The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

   SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the
Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

   The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
By-Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (1) Underwriting Agreement.

          (a) Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company of America, MONY Securities
       Corporation, and AXA Distributors, LLC, is incorporated herein by reference to the Registration Statement on Form S-3 (File No.
       333-177419) filed on October 20, 2011.

          (b) Broker-Dealer Distribution and Servicing Agreement dated June 6,
       2005, made by and between MONY Life Insurance Company of America and AXA
       Advisors, LLC, is incorporated herein by reference to Post-Effective
       Amendment No. 1 to the Registration Statement on Form S-1 (File No.
       333-180068), filed on March 13, 2012.

          (c) General Agent Sales Agreement dated June 6, 2005, by and between
       MONY Life Insurance Company of America and AXA Network, LLC,
       incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-180068), filed on
       March 13, 2012.

          (i) First Amendment dated as of August 1, 2006 to General Agent Sales
       Agreement dated as of August 1, 2006 by and between MONY Life Insurance
       Company of America and AXA Network, incorporated herein by reference to
       Exhibit (c)(9) to the Registration Statement on Form N-6 (File
       No. 333-134304) filed on March 1, 2012.

          (ii) Second Amendment dated as of April 1, 2008 to General Agent
       Sales Agreement dated as of April 1, 2008 by and between MONY Life
       Insurance Company of America and AXA Network, LLC, is incorporated herein by reference to Exhibit (d) (ii) to the Registration Statement on
       Form S-1 (File No. 333-180068) filed on March 13, 2012.

       (2) Not Applicable.

         (3)(i) Articles of Incorporation.

         (a) Articles of Restatement of the Articles of Incorporation of MONY
     Life Insurance Company of America (as Amended July 22, 2004), incorporated herein by reference to post-effective amendment no. 7 to the registration statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

         (3)(ii) By-Laws.

         (a) By-Laws of MONY Life Insurance Company of America (as Amended
     July 22, 2004), incorporated herein by reference to post-effective amendment no. 8 to the registration statement on Form N-4 (File No.
     333-72632) filed on May 4, 2005.

       (4) Form of contract.

          (a) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Exhibit 4 to Registration Statement
       (File No. 333-59717) on Form N-4, filed on July 23, 1998.

          (b) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Exhibit 4 to Registration Statement
       (File No. 333-72632) on Form N-4, filed on January 9,2002.

                                      2

       (5) Opinion and consent of counsel regarding legality

          (a) Opinion and consent of Dodie Kent as to the legality of securities being registered, filed herewith.

       (8) Opinion and consent of Robert Levy as to tax matters, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-l on Form S-2
(File No. 333-105089) filed on August 4,2004.

       (9) Not Applicable.

       (10) Material Contracts.

          (a) Services Agreement between The Mutual Life Insurance Company of
       New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the registration statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

          (b) Amended and Restated Services Agreement between MONY Life
       Insurance Company of America and AXA Equitable Life Insurance Company
       dated as of February 1, 2005, incorporated herein by reference to
       Exhibit 10.2 to Annual Report (File No. 333-65423) on Form 10-K, filed on March 31, 2005.

       (11) Not Applicable.

       (12) Not Applicable.

       (15) Not Applicable.

       (16) Not Applicable.

       (21) Not Applicable.

       (23) Consents of Experts and Counsel.

          (a) Consent of Independent registered public accounting firm, to be filed by amendment.

          (b) See Item (5) above.

       (24) Powers of Attorney.

          (a) Powers of Attorney, filed herewith.

       (25) Not Applicable.

       (26) Not Applicable.

                                      3

ITEM 17.UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by section 10
                     (a) (3) of the Securities Act of 1933;

                 (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,
                     individually or in the aggregate represent a fundamental
                     change in the information set forth in the registration
                     statement. Notwithstanding the foregoing, any increase or
                     decrease in volume of securities offered (if the total
                     dollar value of securities offered would not exceed that
                     which was registered) and any deviation from the low or
                     high end of the estimated maximum offering range may be
                     reflected in the form of prospectus filed with the
                     Commission pursuant to Rule 424 (b) if, in the aggregate,
                     the changes in volume and price represent no more than 20%
                     change in the maximum aggregate offering price set forth
                     in the "Calculation of Registration Fee" table in the
                     effective registration statement;

                (iii)to include any material information with respect to the plan of distribution not previously disclosed in the
                     registration statement or any material change to such
                     information in the registration statement;

   provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and
   (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration
   Statement.

         (2) That, for the purpose of determining any liability under the
             Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the
             Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the
             registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the
             registration statement or made in any such document immediately prior to such date of first use.

                                      4

         (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
             (i) Any preliminary prospectus or prospectus of the undersigned
             Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned
             Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) Insofar as indemnification for liabilities arising under the
         Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      5

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the
Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and State of
New York, on this 22nd day of February, 2013.

                         MONY Life Insurance Company of America
                                    (Registrant)

                         By:  /s/ Dodie Kent
                              -----------------------------------
                              Dodie Kent
                              Vice President and Associate General Counsel
                              MONY Life Insurance Company of America

       Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICERS:

*Mark Pearson                               Chairman of the Board,
                                            Chief Executive Officer and
                                            Director

PRINCIPAL FINANCIAL OFFICER:

*Anders B. Malmstrom                        Senior Executive Vice
                                            President and Chief Financial
                                            Officer

PRINCIPAL ACCOUNTING OFFICER:

*Andrea M. Nitzan                           Executive Director
                                            and Chief Accounting Officer

*DIRECTORS:

Mark Pearson                Danny L. Hale              Ramon de Oliveira
Denis Duverne               Anthony J. Hamilton        Bertram L. Scott
Barbara Fallon-Walsh        Peter S. Kraus             Lorie A. Slutsky
                            Andrew J. McMahon          Richard C. Vaughan

*By:  /s/ Dodie Kent
      -------------------------
         Dodie Kent
         Attorney-in-Fact

February 22, 2013

                                 EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION                        TAG VALUE
-----------  ------------------------------------------------------  ----------

 (5) (a)     Opinion and Consent of Dodie Kent                       EX-99.5a

 (24) (a)    Powers of Attorney                                      Ex-99.24a